                          TARGET THERAPEUTICS, INC.
               SPECIAL MEETING OF STOCKHOLDERS -- APRIL 8, 1997
P          THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
R                   DIRECTORS OF TARGET THERAPEUTICS, INC.
O
X       The undersigned stockholder of Target Therapeutics, Inc., a Delaware
Y corporation ("Target"), hereby appoints Gary R. Bang and Robert E. McNamara, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders to be held on Tuesday, April 8, 1997, at 9:30 a.m. local time, at Target's offices located at 47201 Lakeview Boulevard, Fremont, California 94538, and at any adjournments or postponements thereof, and in connection therewith to represent and vote all of the shares of common stock of Target which the undersigned would be entitled to vote.

        Said proxies and attorneys, and each of them, shall have all the powers which the undersigned would have if voting in person, and the undersigned hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters which may properly come before the meeting but which are not specified by the Board of Directors at the time of the solicitation of this proxy. The undersigned hereby revokes any other proxies to vote at such meeting.

        Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" PROPOSAL 1 AND WITH RESPECT
    TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES.
                                                                     -----------
                                                                     SEE REVERSE
                CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE
                                                                     -----------





/X/ Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.

                                                         FOR   AGAINST   ABSTAIN
1.  PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER,   / /     / /       / /
    DATED AS OF JANUARY 20, 1997, AMONG TARGET
    THERAPEUTICS, INC., BOSTON SCIENTIFIC CORPORATION
    AND PATRIOT ACQUISITION CORP.

                                                                 MARK HERE
                                                                 FOR ADDRESS / /
                                                                 CHANGE AND
                                                                 NOTE AT LEFT


                                The undersigned acknowledges receipt of the copy of the Notice of Special Meeting and Proxy Statement/Prospectus (with all enclosures and attachments) dated April 8, 1997, relating to the special meeting.

                                (This proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                Signature:____________________ Date_____________

                                Signature:____________________ Date_____________
PLEASE VOTE, SIGN, DATE AND
PROMPTLY RETURN THIS CARD
IN THE ENVELOPE PROVIDED.